Exhibit 99.2

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contacts:
Denis K. Sheahan
Chief Financial Officer
781-982-6341
The Bank of New York
800-254-2826
INDEPENDENT BANK CORP. ANNOUNCES
THE REDEMPTION OF THE TRUST PREFERRED SECURITIES OF
INDEPENDENT CAPITAL TRUST III
     Rockland, Massachusetts (November 21, 2006). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced the issuance of a notice that all of the outstanding 8.625% Cumulative Trust Preferred Securities of Independent Capital Trust III (NASDAQ: INDBN) will be redeemed on December 31, 2006 at a liquidation amount of $25 per Preferred Security, together with accumulated and unpaid distributions through the redemption date.
     Any questions regarding the redemption should be directed to The Bank of New York at 1-800-254-2826.
     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.9 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.
     This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.